Exhibit 5.1

[Form of Opinion of Reeder & Simpson, P.C.]

[ • ], 2018

Navios Maritime Containers L.P.

Attn: Ms. Angeliki Frangou, Chairman and Chief Executive Officer

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

Re:	Navios Maritime Containers L.P.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Navios Maritime Containers LP, a RMI limited partnership (the “Partnership”), in connection with the registration of its common units to be sold pursuant to the Underwriting Agreement (as defined below) (the “Firm Units”), including common units to be sold by the Partnership pursuant to the underwriters’ option to purchase additional common units, representing limited partner interests in the Partnership (together with the Firm Units, the “Units”), pursuant to the Partnership’s registration statement on Form F-1 (File No. 333-225677) (such Registration Statement as amended at the effective date thereof, being referred to herein as the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. The Units are being offered in the Partnership’s initial public offering pursuant to an underwriting agreement (the “Underwriting Agreement”), to be entered into among the Partnership, Navios Maritime Containers GP LLC, a RMI limited liability company and the general partner (the “General Partner”), of the Partnership, Boheme Navigation Company, a RMI corporation, Navios Partners Containers Finance Inc., a RMI corporation, and the representatives of the Underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”):

(i)	the Partnership’s Registration Statement;

(ii)	the Prospectus made part of the Partnership’s Registration Statement (the “Prospectus”);

(iii)	the form of the Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and

(iv)	the form of Underwriting Agreement.

We have also examined such corporate documents and records of the Partnership and the General Partner and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Partnership and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the Units are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Registration Statement and the Prospectus, such Units will be validly issued, fully paid and nonassessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, as in effect on the date hereof and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us in the Registration Statement, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

**DRAFT**

Reeder & Simpson, P.C.